EXHIBIT 99.1

City National Corporation's Net Income Grows to $63.6 Million in the Third Quarter of 2013 and $174.9 Million Year to Date

Loan balances grow 21 percent to a record $16.6 billion

Deposits reach all-time high of $25.2 billion

Assets exceed $29 billion for the first time

LOS ANGELES, Oct. 24, 2013 (GLOBE NEWSWIRE) -- City National Corporation (NYSE:CYN), the parent company of wholly owned City National Bank, today reported third-quarter 2013 net income of $63.6 million, up 6 percent from $59.8 million in the year-ago period. Earnings per share were $1.10, compared with $1.10 per share in the third quarter of 2012. Third-quarter 2013 earnings reflect the payment of $2.4 million, or $0.05 per share, for dividends on preferred stock. (The company issued its preferred stock in the fourth quarter of 2012.)

Year-to-date, City National's net income totaled $174.9 million, up 9 percent from $160.8 million in the first nine months of 2012. Earnings per share were $3.04, up 2 percent from $2.97 in the first nine months of last year.

City National also announced today that its Board of Directors has maintained and approved a quarterly common stock cash dividend of $0.25 per share, payable on November 20, 2013 to stockholders of record on November 6, 2013. The Board has also authorized a quarterly cash dividend of $13.75 per share on the 5.50 percent Non‑Cumulative Perpetual Preferred Stock, Series C (equivalent to $0.34375 per related depositary share), payable on November 13, 2013 to shareholders of record on November 4, 2013.

THIRD-QUARTER 2013 HIGHLIGHTS

  Period-end loans and leases, excluding loans covered by City National's acquisition-related loss-sharing agreements with the Federal Deposit Insurance Corporation (FDIC), reached a record $16.6 billion, up 21 percent from September 30, 2012 and up 5 percent from June 30, 2013. Average third-quarter loan and lease balances, excluding FDIC-covered loans, grew to $16.0 billion, up 18 percent from the third quarter of last year. Average commercial loans were up 23 percent from the same period in 2012.

  Third-quarter deposit balances averaged $24.3 billion, up 11 percent from the third quarter of 2012. Average core deposits, which equal 98 percent of total balances, were up 12 percent from the third quarter of last year. Period-end deposit balances grew to a new record of $25.2 billion at September 30, 2013.

  Trust and investment fee income grew to $49.4 million, up 14 percent from the third quarter of 2012.  Year to date, it is up 31 percent, to $145.9 million. City National's assets under management or administration grew to $61.5 billion for the first time, up 7 percent from the third quarter of 2012.

  Net loan recoveries in the third quarter of 2013 totaled $6.8 million, compared to net recoveries of $7.5 million in the second quarter of this year. Excluding FDIC-covered loans, third-quarter 2013 results included no provision for loan and lease losses. City National recorded a $2.0 million provision in the third quarter of 2012. The company remains appropriately reserved at 1.79 percent of total loans, excluding FDIC-covered loans.

  Noninterest expense fell 1 percent from the second quarter of 2013, but was up 1 percent from the third quarter of 2012.

"City National's very positive momentum, growth and performance continued across the company in the third quarter – its 82nd consecutive profitable quarter," said Chairman and CEO Russell Goldsmith. "Assets, loans and deposits again grew quite significantly to new record levels, with assets exceeding $29 billion for the first time. Wealth management increased its contribution as well, and credit quality improved yet again.

"In spite of a slow-growing economy, very low interest rates, competitive pricing pressures, and the continuing and expected decline of FDIC-covered loans, City National continues to grow its net income and client base by staying focused on meeting the financial needs of its clients and building on its strong reputation as the premier private and business bank in the communities it serves."

	For the three months ended			For the three
Dollars in millions,	September 30,			months ended
except per share data	2013	2012	% Change	June 30, 2013	% Change
Earnings Per Common Share	$ 1.10	$ 1.10	--	$ 1.04	6
Net Income Attributable to CNC	63.6	59.8	6	59.7	7
Net Income Available to Common Shareholders	61.2	59.8	2	57.3	7

Average Assets	$ 28,061.1	$ 25,654.6	9	$ 27,469.6	2
Return on Average Assets	0.90%	0.93%	(3)	0.87%	3
Return on Average Common Equity	10.12%	10.35%	(2)	9.53%	6
Return on Average Tangible Common Equity	14.43%	15.05%	(4)	13.60%	6

ASSETS

Total assets reached a record $29.1 billion at September 30, 2013, up 11 percent from the third quarter of 2012 and 6 percent higher than the second quarter of 2013. The increases reflect higher loan balances, as well as higher cash balances.

NET INTEREST INCOME

Fully taxable-equivalent net interest income was $220.0 million in the third quarter of 2013, up 2 percent from the same period of 2012 and 6 percent higher than the second quarter of this year. Fully taxable-equivalent net interest income for the first nine months of 2013 was $634.7 million, down 1 percent from $641.6 million in the year-ago period.

Average third-quarter deposits were $24.3 billion, up 11 percent from the year-ago period and 5 percent higher than the second quarter of 2013. Average deposits for the first nine months of 2013 totaled $23.3 billion, up 11 percent from the same period of 2012. Period-end deposits totaled $25.2 billion, up 12 percent from September 30, 2012 and up 7 percent from June 30, 2013.

Average core deposits were $23.7 billion in the third quarter of 2013, up 12 percent from the same period of 2012 and up 6 percent from the second quarter of this year. Year-to-date 2013 average core deposits grew 11 percent from the year-ago period to $22.7 billion.

Third-quarter 2013 average noninterest-bearing deposits were up 14 percent from the same period of 2012 and 5 percent higher than the second quarter of 2013. Average noninterest-bearing balances in the first nine months of 2013 were up 17 percent from the same period last year.

Treasury Services deposit balances, which consist primarily of title, escrow and property management deposits, averaged $2.6 billion in the third quarter of 2013, up 15 percent from the same period of last year and up 2 percent from the second quarter of 2013. For the first nine months of 2013, Treasury Services deposit balances averaged $2.5 billion, up 17 percent from the same period of 2012. The year-over-year increases were due primarily to an increase in residential refinance activity, as well as existing home sales.

Third-quarter average loan balances, excluding FDIC-covered loans, were $16.0 billion, up 18 percent from the third quarter of 2012 and up 4 percent from the second quarter of 2013. For the first nine months of 2013, City National's average loans, excluding FDIC-covered loans, were $15.4 billion, up 18 percent from the year-ago period.

Third-quarter average commercial loans were up 23 percent from the same period in 2012 and 3 percent higher than the second quarter of 2013.

Average balances for commercial real estate mortgages were up 30 percent from the third quarter of 2012, and they increased 8 percent from the second quarter of 2013. Average balances for commercial real estate construction loans declined 17 percent from the third quarter of 2012 and were down 8 percent from the second quarter of 2013.

Average balances for single-family residential mortgage loans were up 10 percent from the year-ago period and 4 percent higher than the second quarter of 2013.

Average securities for the third quarter of 2013 totaled $8.6 billion, down 1 percent from the third quarter of 2012 and 3 percent lower than the second quarter of 2013. Total available-for-sale securities amounted to $6.9 billion at September 30, 2013, down from $7.9 billion at the end of the third quarter of 2012 and $7.0 billion at June 30, 2013.

The average duration of available-for-sale securities at September 30, 2013 was 2.9 years, up from 2.2 years at September 30, 2012 but down from 3.2 years at the end of the second quarter of 2013. The decrease from the second quarter of this year reflects a rotation from longer duration to shorter duration securities in the available-for-sale portfolio. The move to shorter-duration investments generated a $5.6 million net gain on securities, compared with net gains of $5.6 million in the second quarter of this year and $0.8 million in the third quarter of 2012.

City National's net interest margin in the third quarter of 2013 averaged 3.30 percent, compared with 3.24 percent in the second quarter of 2013. The modest increase was due to higher income from FDIC-covered loans that were repaid or charged off during the quarter. For the first nine months of 2013, City National's net interest margin averaged 3.25 percent, down from 3.74 percent in the previous year.

Third-quarter net interest income included $25.8 million from FDIC-covered loans that were repaid or charged off. This compares with $22.2 million in the third quarter of 2012 and $15.9 million in the second quarter of 2013.

At September 30, 2013, City National's prime lending rate was 3.25 percent, unchanged from both September 30, 2012 and June 30, 2013.

	For the three months ended			For the three
	September 30,		%	months ended	%
Dollars in millions	2013	2012	Change	June 30, 2013	Change

Average Loans and Leases, excluding Covered Loans	$ 16,039.8	$ 13,587.5	18	$ 15,434.1	4
Average Covered Loans	818.9	1,207.0	(32)	909.7	(10)
Average Total Securities	8,576.5	8,631.4	(1)	8,866.9	(3)
Average Earning Assets	26,417.7	23,892.0	11	25,819.9	2
Average Deposits	24,301.6	21,940.8	11	23,118.8	5
Average Core Deposits	23,716.0	21,208.5	12	22,410.8	6
Fully Taxable-Equivalent
Net Interest Income	220.0	214.8	2	208.4	6
Net Interest Margin	3.30%	3.58%	(8)	3.24%	2

COVERED ASSETS

Loans and other real estate owned (OREO) assets acquired in City National's FDIC‑assisted bank acquisitions totaled $784.0 million at the end of the third quarter of 2013, compared to $1.2 billion at September 30, 2012 and $885.4 million at June 30, 2013.

In the third quarter of 2013, City National recorded a $0.5 million non-cash net expense to reflect results of the quarterly update of cash-flow projections for the FDIC-covered loans, compared to a $1.5 million expense recorded in the second quarter of 2013. The third-quarter expense reflects a $2.5 million provision for losses on covered loans and an offsetting $2.0 million of noninterest income related to City National's loss-sharing agreements with the FDIC. In addition to the $0.5 million non-cash net expense for the quarter, the company recognized $3.2 million of other covered assets income.

City National will continue to update cash-flow projections for covered loans on a quarterly basis. Due to the uncertainty in the future performance of the covered loans, additional impairments may be recognized in the future.

OREO assets acquired by City National in its FDIC-assisted bank acquisitions and subject to loss-sharing agreements totaled $29.8 million at September 30, 2013, compared to $83.6 million at the end of the third quarter of 2012 and $41.8 million at June 30, 2013.

NONINTEREST INCOME

Noninterest income was $88.9 million in the third quarter of 2013, down 17 percent from the third quarter of 2012 but up 8 percent from the second quarter of 2013. City National's noninterest income for the first nine months of 2013 was up 3 percent from the same period of 2012.

The decrease in noninterest income from the third quarter of 2012 was due largely to higher FDIC loss-sharing expense, which was partly offset by higher trust and investment income.  Results for the third quarter of 2013 also included a $5.6 million net gain on securities, compared with net gains of $5.6 million in the second quarter of this year and $0.8 million in the third quarter of 2012. The increase in noninterest income from the second quarter of this year was due primarily to lower FDIC loss-sharing expense.

In the third quarter of 2013, noninterest income accounted for 29 percent of City National's total revenue, compared to 34 percent in the third quarter of 2012 and 29 percent in the second quarter of 2013.

Wealth Management

City National's assets under management or administration totaled $61.5 billion as of September 30, 2013, up 7 percent from the same period of 2012 and 3 percent higher than the second quarter of 2013.

Trust and investment fees were $49.4 million, up 14 percent from the third quarter of 2012 but down 1 percent from the second quarter of 2013. The increase from the year-ago period was due primarily to additional sales and market appreciation.

Brokerage and mutual fund fees totaled $7.3 million, down 19 percent from the year-earlier period and 10 percent lower than the second quarter of 2013, largely due to declines in short-term interest rates.

Year-to-date 2013 trust and investment fee income was $145.9 million, up 31 percent from the same period of last year.  Brokerage and mutual fund fee income was $23.5 million in the first nine months of this year, up 21 percent from the same period of 2012. These increases largely reflect the company's July 2, 2012 acquisition of Rochdale Investment Management, as well as the addition of client assets and market appreciation.

	At or for the			At or for the
	three months ended			three months
	September 30,		%	ended	%
Dollars in millions	2013	2012	Change	June 30, 2013	Change
Trust and Investment Fee Revenue	$ 49.4	$ 43.5	14	$ 49.8	(1)
Brokerage and Mutual Fund Fees	7.3	9.1	(19)	8.1	(10)
Assets Under Management (1)	42,811.8	38,620.1	11	41,256.5	4
Assets Under Management
or Administration (1)	61,476.0	57,248.9	7	59,755.3	3
(1) Excludes $26.3 billion, $25.1 billion and $19.8 billion of assets under management for asset managers in which City National held a noncontrolling ownership interest as of September 30, 2013, June 30, 2013 and September 30, 2012, respectively.

Other Noninterest Income

Third-quarter income from cash management and deposit transaction fees was $12.3 million, up 6 percent from the third quarter of 2012 but down 5 percent from the second quarter of 2013. For the first nine months of 2013, cash management and deposit transaction fee income was $38.2 million, up 12 percent from the same period of 2012. The year-over-year increases were due largely to higher sales volume and growth in transaction volumes among existing clients.

Fee income from foreign exchange services and letters of credit totaled $10.9 million in the third quarter of 2013, up 11 percent from the third quarter of 2012 but virtually unchanged from the second quarter of 2013. Year-to-date 2013 foreign exchange services and letters of credit fee income totaled $31.5 million, up 10 percent from the same period last year. The increases from the year-ago periods were due primarily to increased client activity and the addition of new clients.

Other income was $21.2 million in the third quarter of 2013, down 23 percent from the third quarter of 2012 but 4 percent higher than the second quarter of 2013.  The decrease from the third quarter of 2012 was due primarily to lower distribution income from investments. Other income in the first nine months of this year was $60.0 million, up 2 percent from the year-ago period.

NONINTEREST EXPENSE

City National's third-quarter 2013 noninterest expense amounted to $209.4 million, up 1 percent from the third quarter of 2012 but down 1 percent from the second quarter of 2013.

Noninterest expense for the first nine months of 2013 amounted to $632.1 million, up 5 percent from the same period of last year.  Excluding the company's 2012 acquisitions of Rochdale and First American Equipment Finance, noninterest expense was virtually unchanged from the first nine months of 2012.1

CREDIT QUALITY

The following credit quality information excludes loans subject to loss-sharing agreements involving City National's FDIC-assisted transactions:

Net recoveries in the third quarter of 2013 totaled $6.8 million, or 0.17 percent of total loans and leases on an annualized basis. The company realized net charge-offs of $2.2 million, or 0.06 percent, in the third quarter of 2012 and net recoveries of $7.5 million, or 0.20 percent, in the second quarter of 2013. Net recoveries for the first nine months of 2013 were $19.1 million, or 0.17 percent of total loans and leases. This compares with net recoveries of $5.0 million, or 0.05 percent, in the first nine months of last year.

At September 30, 2013, nonperforming assets amounted to $88.5 million, or 0.53 percent of the company's total loans and leases and OREO, compared to $130.5 million, or 0.95 percent, at September 30, 2012 and $96.3 million, or 0.61 percent, at June 30, 2013.

Nonaccrual loans at September 30, 2013 were $69.6 million, compared to $103.5 million at September 30, 2012 and $76.7 million at June 30, 2013. Classified loans declined from the second quarter of 2013, and overall credit trends remain favorable.

	As of		As of		As of
	September 30, 2013		June 30, 2013		September 30, 2012
Period-end Loans (in millions)	Total	Nonaccrual	Total	Nonaccrual	Total	Nonaccrual
Commercial	$ 7,856.2	$ 10.1	$ 7,497.1	$ 11.7	$ 6,264.6	$ 18.8
Commercial Real Estate Mortgages	3,217.7	19.0	3,101.2	22.4	2,463.7	36.6
Residential Mortgages	4,418.2	9.7	4,153.1	10.6	3,897.7	11.7
Real Estate Construction	240.0	25.5	217.8	25.7	242.1	29.0
Home Equity Loans and Lines of Credit	681.9	5.3	700.7	6.3	719.0	6.9
Other Loans	152.1	0.0	149.4	0.0	137.6	0.5
Total Loans (1)	$ 16,566.1	$ 69.6	$ 15,819.3	$ 76.7	$ 13,724.7	$ 103.5

Other Real Estate Owned (1)		18.9		19.6		27.0
Total Nonperforming Assets, excluding
Covered Assets		$ 88.5		$ 96.3		$ 130.5
(1) Excludes covered loans, net of allowance, of $754.2 million, $843.6 million and $1.1 billion at September 30, 2013, June 30, 2013 and September 30, 2012, respectively, and covered other real estate owned of $29.8 million, $41.8 million and $83.6 million at September 30, 2013, June 30, 2013 and September 30, 2012, respectively.

In light of strong and improving credit quality, the company recorded no provision for credit losses in the third quarter of 2013. The company recorded a $2.0 million provision in the third quarter of 2012 and no provision in the second quarter of 2013.

At September 30, 2013, City National's allowance for loan and lease losses totaled $295.9 million, or 1.79 percent of total loans and leases. That compares with $268.4 million, or 1.96 percent, at September 30, 2012 and $289.9 million, or 1.83 percent, at the end of the second quarter of 2013. The company also maintains an additional $25.9 million in reserves for off-balance-sheet credit commitments.

Commercial Loans

Commercial loan net recoveries were $4.4 million in the third quarter of 2013. This compares to net charge-offs of $4.9 million in the year-earlier period and net recoveries of $2.9 million in the second quarter of 2013. Net recoveries in the first nine months of 2013 amounted to $9.4 million, compared to net recoveries of $8.4 million in same period of last year.

Commercial loans on nonaccrual totaled $10.1 million in the third quarter of 2013, compared to $18.8 million at September 30, 2012 and $11.7 million at June 30, 2013.

Real Estate Construction Loans

City National's $240.0 million commercial real estate construction portfolio includes secured loans to developers of residential and nonresidential properties. This portfolio represents less than 2 percent of the company's total loans.

Third-quarter net recoveries of construction loans were $2.9 million, compared to net recoveries of $3.1 million in the third quarter of 2012 and net recoveries of $2.7 million in the second quarter of 2013. Net recoveries amounted to $8.3 million in the first nine months of 2013, compared with net charge-offs of $1.6 million in the same period of last year.

At September 30, 2013, construction loans on nonaccrual totaled $25.5 million, compared to $29.0 million at September 30, 2012 and $25.7 million at June 30, 2013.

Commercial Real Estate Mortgage Loans

Third-quarter net charge-offs in the company's $3.2 billion commercial real estate mortgage portfolio were $0.6 million compared to net charge-offs of $0.2 million in the third quarter of 2012 and net recoveries of $1.0 million in the second quarter of 2013. Net recoveries amounted to $0.5 million in the first nine months of 2013, compared with net recoveries of $0.2 million in the same period of last year.

Commercial real estate mortgage loans on nonaccrual totaled $19.0 million, compared to $36.6 million at September 30, 2012 and $22.4 million at June 30, 2013.

 Residential Mortgage Loans and Equity Loans and Lines of Credit

City National's $4.4 billion residential mortgage portfolio and $0.7 billion home equity portfolio continued to perform exceptionally well.  Together, they accounted for $0.2 million in net charge-offs in the third quarter of 2013, compared to net charge-offs of $0.6 million at September 30, 2012 and net recoveries of $0.4 million at June 30, 2013. Net recoveries amounted to $0.1 million in the year to date of 2013, compared with net charge-offs of $2.6 million in the same period of last year.

Residential mortgage loans and home equity loans and lines of credit on nonaccrual were $15.0 million in the third quarter of 2013, compared to $18.6 million in the third quarter of 2012 and $16.8 million in the second quarter of 2013.

INCOME TAXES

City National's effective tax rate for the third quarter of 2013 was 29.6 percent, compared to 32.6 percent in the year-earlier period. For the first nine months of 2013, City National's effective tax rate was 29.5 percent, compared to 32.5 percent in the prior-year period.

CAPITAL LEVELS

City National remains well-capitalized. Under Basel I capital rules, the company's Tier 1 common shareholders' equity ratio was 8.8 percent at September 30, 2013.1  The company's Tier 1 common shareholders' equity ratio was 9.1 percent at September 30, 2012 and 8.8 percent at June 30, 2013.1

Under Basel III rules, City National's estimated Tier 1 common equity ratio was 8.6 percent.2 All of the company's pro-forma capital ratios are comfortably above the Basel III rules, which were approved by the Federal Reserve on July 2, 2013. The new rules will begin a phase-in period for banks with less than $250 billion in assets, including City National, on January 1, 2015 and are expected to be fully implemented by January 1, 2019.

City National's Basel I total risk-based capital and Tier 1 risk-based capital ratios at September 30, 2013 were 12.7 percent and 9.7 percent, respectively. The company's Tier 1 leverage ratio at September 30, 2013 was 7.1 percent.

Basel I total risk-based capital, Tier 1 risk-based capital and Tier 1 leverage ratios at September 30, 2012 were 12.4 percent, 9.1 percent and 6.3 percent, respectively.

Basel I period-end ratio of equity to total assets at September 30, 2013 was 8.9 percent, compared to 8.9 percent at September 30, 2012 and 9.3 percent at June 30, 2013.

2013 OUTLOOK

Management continues to expect modest net income growth in 2013, driven by strong loan growth, increasing deposits and very good credit quality. The current low short-term interest rate environment will continue to put pressure on the company's net interest margin. This outlook reflects management's expectations for modest economic growth and stable monetary policies in the fourth quarter.

CONFERENCE CALL

City National Corporation will host a conference call this afternoon to discuss third-quarter 2013 financial results.  The call will begin at 2:00 p.m. PDT.  Analysts and investors may dial in and participate in the question/answer session.  To access the call, please dial (866) 393-6804 and enter Conference ID 68365750.  A listen-only live broadcast of the call also will be available on the investor relations page of the company's Website at cnb.com.  There, it will be archived and available for 12 months.

ABOUT CITY NATIONAL

City National Corporation's wholly owned subsidiary, City National Bank, provides banking, investment and trust services through 77 offices, including 16 full-service regional centers, in Southern California, the San Francisco Bay Area, Nevada, New York City, Nashville and Atlanta. The corporation and its investment affiliates manage or administer $61.5 billion in client investment assets, including $42.8 billion under direct management.

For more information about City National, visit the company's Website at cnb.com.

SAFE-HARBOR LANGUAGE

This news release contains forward-looking statements about the company, for which the company claims the protection of the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995.

A number of factors, many of which are beyond the company's ability to control or predict, could cause future results to differ materially from those contemplated by such forward-looking statements.  These factors include: (1) changes in general economic, political, or industry conditions and the related credit and market conditions and the impact they have on the company and its customers, including changes in consumer spending, borrowing and savings habits; (2) the impact on financial markets and the economy of the level of U.S. and European debt; (3) the effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Board of Governors of the Federal Reserve System; (4) continued delay in the pace of economic recovery and continued stagnant or decreasing employment levels; (5) the effect of the enactment of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the rules and regulations to be promulgated by supervisory and oversight agencies implementing the new legislation, taking into account that the precise timing, extent and nature of such rules and regulations and the impact on the company are uncertain; (6) the impact of revised capital requirements under Basel III; (7) significant changes in applicable laws and regulations, including those concerning taxes, banking and securities; (8) volatility in the municipal bond market; (9) changes in the level of nonperforming assets, charge-offs, other real estate owned and provision expense; (10) incorrect assumptions in the value of the loans acquired in FDIC-assisted acquisitions resulting in greater than anticipated losses in the acquired loan portfolios exceeding the losses covered by the loss-sharing agreements with the FDIC; (11) changes in inflation, interest rates, and market liquidity which may impact interest margins and impact funding sources; (12) the company's ability to attract new employees and retain and motivate existing employees; (13) increased competition in the company's markets and our ability to increase market share and control expenses; (14) changes in the financial performance and/or condition of the company's customers, or changes in the performance or creditworthiness of our customers' suppliers or other counterparties, which could lead to decreased loan utilization rates, delinquencies, or defaults and could negatively affect our customers' ability to meet certain credit obligations; (15) a substantial and permanent loss of either client accounts and/or assets under management at the company's investment advisory affiliates or its wealth management division; (16) soundness of other financial institutions which could adversely affect the company; (17) protracted labor disputes in the company's markets; (18) the impact of natural disasters, terrorist activities or international hostilities on the operations of our business or the value of collateral; (19) the effect of acquisitions and integration of acquired businesses and de novo branching efforts; (20) changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or regulatory agencies; (21) the impact of cyber security attacks or other disruptions to the company's information systems and any resulting compromise of data or disruptions in service; and (22) the success of the company at managing the risks involved in the foregoing.

Forward-looking statements speak only as of the date they are made, and the company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the statements are made, or to update earnings guidance, including the factors that influence earnings.

For a more complete discussion of these risks and uncertainties, please refer to the company's Annual Report on Form 10-K for the year ended December 31, 2012.

1 For notes on non-GAAP measures, see pages 15 and 16 of the Selected Financial Information.

2 Estimated based on management's interpretation of final rules adopted July 2, 2013, by the Federal Reserve Board establishing a new comprehensive capital framework for U.S. banking organizations that would implement the Basel III capital framework and certain provisions of the Dodd-Frank Act. See page 15 of the Selected Financial Information.

Note: Certain prior period balances have been reclassified to conform to current period presentation.

CITY NATIONAL CORPORATION
FINANCIAL HIGHLIGHTS
(unaudited)

	Three Months			Nine Months
For The Period Ended September 30,	2013	2012	% Change	2013	2012	% Change
Per Common Share
Net income available to common shareholders
Basic	$ 1.12	$ 1.10	2	$ 3.07	$ 2.98	3
Diluted	1.10	1.10	--	3.04	2.97	2
Dividends	0.25	0.25	--	0.50	0.75	(33)
Book value				44.85	43.81	2
Results of Operations: (In millions)
Interest income	$ 228	$ 225	1	$ 661	$ 668	(1)
Interest expense	14	15	(7)	43	41	4
Net interest income	214	210	2	618	627	(1)
Net interest income (Fully taxable-equivalent)	220	215	2	635	642	(1)
Total revenue	303	317	(4)	883	885	(0)
Provision for credit losses on loans and leases, excluding covered loans	--	2	(100)	--	3	(100)
Provision for losses on covered loans	2	18	(86)	0	39	(99)
Net income attributable to City National Corporation	64	60	6	175	161	9
Net income available to common shareholders	61	60	2	168	161	4
Financial Ratios:
Performance Ratios:
Return on average assets	0.90%	0.93%		0.84%	0.87%
Return on average common equity	10.12	10.35		9.37	9.62
Return on average tangible common equity (1)	14.43	15.05		13.42	13.34
Period-end equity to period-end assets				8.91	8.88
Net interest margin	3.30	3.58		3.25	3.74
Expense to revenue ratio	66.37	61.96		68.89	64.06
Capital Adequacy Ratios (Period-end):
Tier 1 leverage				7.07	6.29
Tier 1 risk-based capital				9.69	9.15
Total risk-based capital				12.67	12.42

Asset Quality Ratios:
Allowance for loan and lease losses to:
Total loans and leases, excluding covered loans				1.79%	1.96%
Nonaccrual loans				425.20	259.38
Nonperforming assets, excluding covered assets, to:

Total loans and leases and other real estate owned, excluding covered assets				0.53	0.95
Total assets				0.30	0.50
Net recoveries (charge-offs) to average total loans and leases, excluding covered loans (annualized)	0.17%	(0.06)%		0.17%	0.05%

Average Balances: (In millions)
Loans and leases, excluding covered loans	$ 16,040	$ 13,588	18	$ 15,432	$ 13,051	18
Covered loans	819	1,207	(32)	906	1,328	(32)
Securities	8,576	8,631	(1)	9,075	8,107	12
Interest-earning assets	26,418	23,892	11	26,096	22,925	14
Assets	28,061	25,655	9	27,748	24,558	13
Core deposits	23,716	21,209	12	22,651	20,318	11
Deposits	24,302	21,941	11	23,284	21,039	11
Interest-bearing liabilities	10,480	10,088	4	10,815	10,029	8
Common shareholders' equity	2,401	2,297	5	2,392	2,234	7
Total shareholders' equity	2,571	2,297	12	2,562	2,234	15

Period-End Balances: (In millions)
Loans and leases, excluding covered loans				$ 16,566	$ 13,725	21
Covered loans				780	1,144	(32)
Securities				8,596	9,111	(6)
Assets				29,059	26,252	11
Core deposits				24,685	21,828	13
Deposits				25,237	22,512	12
Common shareholders' equity				2,418	2,330	4
Total shareholders' equity				2,588	2,330	11

Wealth Management: (In millions) (2)
Assets under management				$ 42,812	$ 38,620	11
Assets under management or administration				61,476	57,249	7

(1) Return on average tangible common equity is a non-GAAP measure. Refer to page 15 for further discussion of this non-GAAP measure.
(2) Excludes $26.3 billion and $19.8 billion of assets under management for asset managers in which City National held a noncontrolling ownership interest as of September 30, 2013 and September 30, 2012, respectively.

Note: Certain prior period balances in the Selected Financial Information have been reclassified to conform to current period presentation.

CITY NATIONAL CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(unaudited)

(Dollars in thousands	Three Months Ended September 30,			Nine Months Ended September 30,
except per share data)	2013	2012	% Change	2013	2012	% Change
Interest income	$ 228,093	$ 224,768	1	$ 660,888	$ 668,249	(1)
Interest expense	13,822	14,846	(7)	42,625	41,135	4
Net interest income	214,271	209,922	2	618,263	627,114	(1)

Provision for credit losses on loans and leases,excluding covered loans	--	2,000	(100)	--	3,000	(100)
Provision for losses on covered loans	2,496	18,089	(86)	461	38,848	(99)

Noninterest income
Trust and investment fees	49,430	43,477	14	145,913	111,198	31
Brokerage and mutual fund fees	7,307	9,059	(19)	23,480	19,380	21
Cash management and deposit transaction fees	12,263	11,526	6	38,152	34,169	12
International services	10,932	9,819	11	31,462	28,621	10
FDIC loss sharing (expense) income, net	(20,992)	1,667	(1,359)	(51,821)	(3,493)	1,384
Gain on disposal of assets	3,092	3,199	(3)	5,155	8,401	(39)
Gain on securities	5,644	817	591	12,298	809	1,420
Other	21,207	27,693	(23)	59,981	58,640	2
Total noninterest income	88,883	107,257	(17)	264,620	257,725	3

Noninterest expense
Salaries and employee benefits	129,049	120,210	7	384,412	355,490	8
Net occupancy of premises	16,074	16,238	(1)	48,268	43,980	10
Legal and professional fees	10,374	11,757	(12)	35,149	34,996	0
Information services	9,876	8,660	14	28,450	25,348	12
Depreciation and amortization	7,827	8,324	(6)	24,248	23,765	2
Amortization of intangibles	1,932	1,932	--	5,795	5,336	9
Marketing and advertising	8,244	7,141	15	25,204	21,554	17
Office services and equipment	4,821	4,673	3	14,801	13,113	13
Other real estate owned	5,196	8,749	(41)	14,831	28,384	(48)
FDIC assessments	3,776	4,616	(18)	12,920	13,618	(5)
Other	12,195	15,586	(22)	38,055	37,538	1
Total noninterest expense	209,364	207,886	1	632,133	603,122	5

Income before taxes	91,294	89,204	2	250,289	239,869	4

Applicable income taxes	27,052	29,052	(7)	73,735	78,042	(6)

Net income	$ 64,242	$ 60,152	7	$ 176,554	$ 161,827	9

Less: Net income attributable to noncontrolling interest	609	372	64	1,657	1,024	62

Net income attributable to City National Corporation	$ 63,633	$ 59,780	6	$ 174,897	$ 160,803	9

Less: Dividends on preferred stock	2,407	--	NM	7,219	--	NM

Net income available to common shareholders	$ 61,226	$ 59,780	2	$ 167,678	$ 160,803	4

Other Data:
Earnings per common share - basic	$ 1.12	$ 1.10	2	$ 3.07	$ 2.98	3
Earnings per common share - diluted	$ 1.10	$ 1.10	--	$ 3.04	$ 2.97	2
Dividends paid per common share	$ 0.25	$ 0.25	--	$ 0.50	$ 0.75	(33)
Common dividend payout ratio	22.40%	22.63%	(1)	16.34%	25.10%	(35)
Return on average assets	0.90%	0.93%	(3)	0.84%	0.87%	(3)
Return on average common equity	10.12%	10.35%	(2)	9.37%	9.62%	(3)
Return on average tangible common equity	14.43%	15.05%	(4)	13.42%	13.34%	1
Net interest margin (Fully taxable-equivalent)	3.30%	3.58%	(8)	3.25%	3.74%	(13)
Full-time equivalent employees	3,541	3,439	3
CITY NATIONAL CORPORATION
CONSOLIDATED QUARTERLY STATEMENTS OF INCOME
(unaudited)

	2013
(Dollars in thousands except per share data)	Third Quarter	Second Quarter	First Quarter	Year to Date
Interest income	$ 228,093	$ 216,995	$ 215,800	$ 660,888
Interest expense	13,822	14,076	14,727	42,625
Net interest income	214,271	202,919	201,073	618,263

Provision for credit losses on loans and leases, excluding covered loans	--	--	--	--
Provision for losses on covered loans	2,496	(11,927)	9,892	461

Noninterest income
Trust and investment fees	49,430	49,830	46,653	145,913
Brokerage and mutual fund fees	7,307	8,107	8,066	23,480
Cash management and deposit transaction fees	12,263	12,880	13,009	38,152
International services	10,932	10,911	9,619	31,462
FDIC loss sharing expense, net	(20,992)	(26,477)	(4,352)	(51,821)
Gain on disposal of assets	3,092	949	1,114	5,155
Gain on securities	5,644	5,608	1,046	12,298
Other	21,207	20,401	18,373	59,981
Total noninterest income	88,883	82,209	93,528	264,620

Noninterest expense
Salaries and employee benefits	129,049	127,168	128,195	384,412
Net occupancy of premises	16,074	16,205	15,989	48,268
Legal and professional fees	10,374	13,163	11,612	35,149
Information services	9,876	9,183	9,391	28,450
Depreciation and amortization	7,827	8,249	8,172	24,248
Amortization of intangibles	1,932	1,931	1,932	5,795
Marketing and advertising	8,244	8,644	8,316	25,204
Office services and equipment	4,821	5,034	4,946	14,801
Other real estate owned	5,196	4,385	5,250	14,831
FDIC assessments	3,776	3,663	5,481	12,920
Other	12,195	13,804	12,056	38,055
Total noninterest expense	209,364	211,429	211,340	632,133

Income before taxes	91,294	85,626	73,369	250,289

Applicable income taxes	27,052	25,422	21,261	73,735

Net income	$ 64,242	$ 60,204	$ 52,108	$ 176,554

Less: Net income attributable to noncontrolling interest	609	463	585	1,657

Net income attributable to City National Corporation	$ 63,633	$ 59,741	$ 51,523	$ 174,897

Less: Dividends on preferred stock	2,407	2,406	2,406	7,219

Net income available to common shareholders	$ 61,226	$ 57,335	$ 49,117	$ 167,678

Other Data:
Earnings per common share - basic	$ 1.12	$ 1.05	$ 0.90	$ 3.07
Earnings per common share - diluted	$ 1.10	$ 1.04	$ 0.90	$ 3.04
Dividends paid per common share	$ 0.25	$ 0.25	$ --	$ 0.50
Common dividend payout ratio	22.40%	23.81%	--%	16.34%
Return on average assets	0.90%	0.87%	0.75%	0.84%
Return on average common equity	10.12%	9.53%	8.43%	9.37%
Return on average tangible common equity	14.43%	13.60%	12.17%	13.42%
Net interest margin (Fully taxable-equivalent)	3.30%	3.24%	3.21%	3.25%
Full-time equivalent employees	3,541	3,551	3,496

CITY NATIONAL CORPORATION
CONSOLIDATED QUARTERLY STATEMENTS OF INCOME
(unaudited)

	2012
(Dollars in thousands except per share data)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Year to Date
Interest income	$ 218,302	$ 224,768	$ 229,889	$ 213,592	$ 886,551
Interest expense	14,580	14,846	13,410	12,879	55,715
Net interest income	203,722	209,922	216,479	200,713	830,836

Provision for credit losses on loans and leases, excluding covered loans	7,000	2,000	1,000	--	10,000
Provision for losses on covered loans	6,498	18,089	13,293	7,466	45,346

Noninterest income
Trust and investment fees	44,026	43,477	34,067	33,654	155,224
Brokerage and mutual fund fees	8,424	9,059	5,293	5,028	27,804
Cash management and deposit transaction fees	11,480	11,526	11,475	11,168	45,649
International services	11,342	9,819	10,017	8,785	39,963
FDIC loss sharing (expense) income, net	(2,524)	1,667	(6,026)	866	(6,017)
Gain on disposal of assets	2,892	3,199	3,011	2,191	11,293
Gain (loss) on securities	13	817	(457)	449	822
Other	24,225	27,693	17,388	13,559	82,865
Total noninterest income	99,878	107,257	74,768	75,700	357,603

Noninterest expense
Salaries and employee benefits	123,812	120,210	115,035	120,245	479,302
Net occupancy of premises	17,554	16,238	14,056	13,686	61,534
Legal and professional fees	17,844	11,757	11,359	11,880	52,840
Information services	8,896	8,660	8,539	8,149	34,244
Depreciation and amortization	8,720	8,324	8,013	7,428	32,485
Amortization of intangibles	1,932	1,932	1,518	1,886	7,268
Marketing and advertising	9,111	7,141	7,597	6,816	30,665
Office services and equipment	4,735	4,673	4,492	3,948	17,848
Other real estate owned	9,869	8,749	7,541	12,094	38,253
FDIC assessments	4,499	4,616	4,523	4,479	18,117
Other	15,044	15,586	11,843	10,109	52,582
Total noninterest expense	222,016	207,886	194,516	200,720	825,138

Income before taxes	68,086	89,204	82,438	68,227	307,955

Applicable income taxes	20,780	29,052	27,271	21,719	98,822

Net income	$ 47,306	$ 60,152	$ 55,167	$ 46,508	$ 209,133

Less: Net income attributable to noncontrolling interest	60	372	409	243	1,084

Net income attributable to City National Corporation	$ 47,246	$ 59,780	$ 54,758	$ 46,265	$ 208,049

Other Data:
Earnings per common share - basic	$ 0.87	$ 1.10	$ 1.02	$ 0.86	$ 3.85
Earnings per common share - diluted	$ 0.87	$ 1.10	$ 1.01	$ 0.86	$ 3.83
Dividends paid per common share	$ 0.75	$ 0.25	$ 0.25	$ 0.25	$ 1.50
Common dividend payout ratio	86.16%	22.63%	24.57%	28.91%	38.96%
Return on average assets	0.69%	0.93%	0.90%	0.79%	0.82%
Return on average common equity	8.03%	10.35%	9.86%	8.58%	9.20%
Return on average tangible common equity	11.66%	15.05%	13.42%	11.57%	12.92%
Net interest margin (Fully taxable-equivalent)	3.27%	3.58%	3.91%	3.74%	3.61%
Full-time equivalent employees	3,472	3,439	3,330	3,235
CITY NATIONAL CORPORATION
CONSOLIDATED PERIOD END BALANCE SHEETS
(unaudited)

	2013
(In thousands)	Third Quarter	Second Quarter	First Quarter
Assets
Cash and due from banks	$ 301,106	$ 146,338	$ 144,290
Due from banks - interest-bearing	1,045,608	156,221	123,146
Federal funds sold and securities purchased under resale agreements	200,000	200,000	219,500
Securities available-for-sale	6,895,130	7,044,571	7,738,051
Securities held-to-maturity	1,649,520	1,503,973	1,400,890
Trading securities	51,451	48,655	53,526
Loans and leases:
Commercial	7,856,244	7,497,105	7,170,370
Commercial real estate mortgages	3,217,668	3,101,169	2,937,457
Residential mortgages	4,418,231	4,153,051	4,027,741
Real estate construction	240,004	217,808	247,114
Home equity loans and lines of credit	681,879	700,681	696,679
Installment	152,107	149,438	137,545
Loans and leases, excluding covered loans	16,566,133	15,819,252	15,216,906
Allowance for loan and lease losses	(295,947)	(289,914)	(282,328)
Loans and leases, excluding covered loans, net	16,270,186	15,529,338	14,934,578
Covered loans, net (1)	754,190	843,582	909,563
Net loans and leases	17,024,376	16,372,920	15,844,141
Premises and equipment, net	168,600	162,535	152,389
Goodwill and other intangibles	684,965	686,897	688,829
Other real estate owned (2)	48,723	61,477	63,537
FDIC indemnification asset	101,124	117,295	142,906
Other assets	888,801	878,620	862,549
Total assets	$ 29,059,404	$ 27,379,502	$ 27,433,754

Liabilities
Deposits:
Noninterest-bearing	$ 15,205,973	$ 14,288,001	$ 13,800,017
Interest-bearing	10,030,896	9,363,756	9,137,569
Total deposits	25,236,869	23,651,757	22,937,586
Short-term borrowings	2,588	2,675	806,760
Long-term debt	719,326	706,537	702,967
Other liabilities	472,893	433,822	388,439
Total liabilities	26,431,676	24,794,791	24,835,752

Redeemable noncontrolling interest	39,840	39,943	41,113

Shareholders' equity
Preferred stock	169,920	169,920	169,920
Common stock	54,400	54,274	54,133
Additional paid-in capital	519,760	507,560	496,013
Accumulated other comprehensive income	(10,355)	6,585	74,222
Retained earnings	1,879,240	1,831,725	1,788,041
Treasury shares	(25,077)	(25,296)	(25,440)
Total common shareholders' equity	2,417,968	2,374,848	2,386,969
Total shareholders' equity	2,587,888	2,544,768	2,556,889
Total liabilities and shareholders' equity	$ 29,059,404	$ 27,379,502	$ 27,433,754

(1) Covered loans are net of $25.9 million, $24.4 million and $42.4 million of allowance for loan losses as of September 30, 2013, June 30, 2013 and March 31, 2013, respectively.
(2) Other real estate owned includes $29.8 million, $41.8 million and $43.8 million covered by FDIC loss share at September 30, 2013, June 30, 2013 and March 31, 2013, respectively.

CITY NATIONAL CORPORATION
CONSOLIDATED PERIOD END BALANCE SHEETS
(unaudited)

	2012
	Fourth	Third	Second	First
(In thousands)	Quarter	Quarter	Quarter	Quarter
Assets
Cash and due from banks	$ 151,969	$ 235,038	$ 162,894	$ 210,799
Due from banks - interest-bearing	246,336	335,300	106,109	101,375
Federal funds sold	17,100	19,500	162,000	156,000
Securities available-for-sale	9,205,989	7,872,064	6,865,881	6,838,710
Securities held-to-maturity	1,398,403	1,174,161	1,100,229	996,613
Trading securities	115,059	64,749	62,585	82,589
Loans and leases:
Commercial	6,949,073	6,264,562	6,086,947	5,573,782
Commercial real estate mortgages	2,829,694	2,463,664	2,424,333	2,213,114
Residential mortgages	3,962,205	3,897,690	3,822,630	3,805,807
Real estate construction	222,780	242,137	301,829	313,409
Home equity loans and lines of credit	711,750	718,966	741,270	715,997
Installment	142,793	137,632	130,200	125,793
Loans and leases, excluding covered loans	14,818,295	13,724,651	13,507,209	12,747,902
Allowance for loan and lease losses	(277,888)	(268,440)	(269,534)	(266,077)
Loans and leases, excluding covered loans, net	14,540,407	13,456,211	13,237,675	12,481,825
Covered loans, net (1)	986,223	1,099,359	1,216,988	1,335,685
Net loans and leases	15,526,630	14,555,570	14,454,663	13,817,510
Premises and equipment, net	149,433	147,621	147,245	143,238
Goodwill and other intangibles	690,761	691,765	589,114	521,717
Other real estate owned (2)	79,303	110,673	117,501	107,530
FDIC indemnification asset	150,018	160,991	170,654	185,392
Other assets	887,491	884,096	863,098	877,016
Total assets	$ 28,618,492	$ 26,251,528	$ 24,801,973	$ 24,038,489

Liabilities
Deposits:
Noninterest-bearing	$ 14,264,797	$ 13,432,413	$ 12,187,075	$ 11,550,000
Interest-bearing	9,237,558	9,079,903	8,921,977	9,237,737
Total deposits	23,502,355	22,512,316	21,109,052	20,787,737
Short-term borrowings	1,423,798	211,739	322,077	222,776
Long-term debt	706,051	706,035	712,280	482,024
Other liabilities	439,858	449,728	361,300	302,951
Total liabilities	26,072,062	23,879,818	22,504,709	21,795,488

Redeemable noncontrolling interest	41,112	41,386	41,899	43,436

Shareholders' equity
Preferred stock	169,920	--	--	--
Common stock	53,886	53,886	53,886	53,886
Additional paid-in capital	490,339	485,975	491,439	489,717
Accumulated other comprehensive income	86,582	93,924	82,807	81,342
Retained earnings	1,738,957	1,732,417	1,686,163	1,644,861
Treasury shares	(34,366)	(35,878)	(58,930)	(70,241)
Total common shareholders' equity	2,335,398	2,330,324	2,255,365	2,199,565
Total shareholders' equity	2,505,318	2,330,324	2,255,365	2,199,565
Total liabilities and shareholders' equity	$ 28,618,492	$ 26,251,528	$ 24,801,973	$ 24,038,489

(1) Covered loans are net of $44.8 million, $45.0 million, $43.1 million and $61.5 million of allowance for loan losses as of December 31, 2012, September 30, 2012, June 30, 2012 and March 31, 2012, respectively.
(2) Other real estate owned includes $58.3 million, $83.6 million, $82.8 million and $78.5 million covered by FDIC loss share at
December 31, 2012, September 30, 2012, June 30, 2012 and March 31, 2012, respectively.

CITY NATIONAL CORPORATION
CREDIT LOSS EXPERIENCE
(unaudited)

	2013				2012
	Third	Second	First	Year To	Fourth	Third	Second	First	Year To
(Dollars in thousands)	Quarter	Quarter	Quarter	Date	Quarter	Quarter	Quarter	Quarter	Date

Allowance for Loan and Lease Losses, Excluding Covered Loans

Balance at beginning of period	$ 289,914	$ 282,328	$ 277,888	$ 277,888	$ 268,440	$ 269,534	$ 266,077	$ 262,557	$ 262,557

Net recoveries/(charge-offs):
Commercial	4,375	2,855	2,173	9,403	2,002	(4,936)	8,092	5,283	10,441
Commercial real estate mortgages	(584)	1,034	3	453	(290)	(241)	1,113	(666)	(84)
Residential mortgages	40	37	(68)	9	(7)	(535)	(543)	(494)	(1,579)
Real estate construction	2,945	2,682	2,666	8,293	170	3,105	(4,839)	104	(1,460)
Home equity loans and lines of credit	(194)	375	(112)	69	(169)	(32)	(808)	(154)	(1,163)
Installment	200	522	146	868	319	454	(274)	417	916
Total net recoveries/(charge-offs)	6,782	7,505	4,808	19,095	2,025	(2,185)	2,741	4,490	7,071

Provision for credit losses	--	--	--	--	7,000	2,000	1,000	--	10,000

Transfers (to) from reserve for off-balance sheet credit commitments	(749)	81	(368)	(1,036)	423	(909)	(284)	(970)	(1,740)

Balance at end of period	$ 295,947	$ 289,914	$ 282,328	$ 295,947	277,888	$ 268,440	$ 269,534	$ 266,077	$ 277,888

Net Recoveries/(Charge-offs) to Average Total Loans and Leases, Excluding Covered Loans (annualized):

Commercial	0.23%	0.16%	0.13%	0.17%	0.12%	(0.32)%	0.56%	0.40%	0.18%
Commercial real estate mortgages	(0.07)%	0.14%	0.00%	0.02%	(0.04)%	(0.04)%	0.20%	(0.12)%	(0.00)%
Residential mortgages	0.00%	0.00%	(0.01)%	0.00%	(0.00)%	(0.06)%	(0.06)%	(0.05)%	(0.04)%
Real estate construction	5.31%	4.51%	4.60%	4.80%	0.29%	4.65%	(6.26)%	0.13%	(0.52)%
Home equity loans and lines of credit	(0.11)%	0.21%	(0.06)%	0.01%	(0.09)%	(0.02)%	(0.44)%	(0.09)%	(0.16)%
Installment	0.54%	1.44%	0.42%	0.80%	0.91%	1.34%	(0.85)%	1.30%	0.69%
Total loans and leases, excluding covered loans	0.17%	0.20%	0.13%	0.17%	0.06%	(0.06)%	0.08%	0.15%	0.05%

Reserve for Off-Balance Sheet Credit Commitments

Balance at beginning of period	$ 25,124	$ 25,205	$ 24,837	$ 24,837	$ 25,260	$ 24,351	$ 24,067	$ 23,097	$ 23,097
Transfers from (to) allowance	749	(81)	368	1,036	(423)	909	284	970	1,740
Balance at end of period	$ 25,873	$ 25,124	$ 25,205	$ 25,873	$ 24,837	$ 25,260	$ 24,351	$ 24,067	$ 24,837

Allowance for Losses on Covered Loans

Balance at beginning of period	$ 24,414	$ 42,354	$ 44,781	$ 44,781	$ 44,978	$ 43,147	$ 61,471	$ 64,565	$ 64,565
Provision for losses	2,496	(11,927)	9,892	461	6,498	18,089	13,293	7,466	45,346
Reduction in allowance due to loan removals	(1,028)	(6,013)	(12,319)	(19,360)	(6,695)	(16,258)	(31,617)	(10,560)	(65,130)
Balance at end of period	$ 25,882	$ 24,414	$ 42,354	$ 25,882	$ 44,781	$ 44,978	$ 43,147	$ 61,471	$ 44,781
CITY NATIONAL CORPORATION
NONPERFORMING ASSETS
(unaudited)

	2013			2012
	Third	Second	First	Fourth	Third	Second	First
(Dollars in thousands)	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter

Nonperforming assets, excluding covered assets
Nonaccrual loans, excluding covered loans
Commercial	$ 10,127	$ 11,679	$ 7,292	$ 9,207	$ 18,848	$ 19,056	$ 19,584
Commercial real estate mortgages	19,020	22,433	23,066	33,198	36,580	28,780	21,071
Residential mortgages	9,674	10,580	9,136	9,603	11,680	14,064	13,628
Real estate construction	25,471	25,718	39,608	40,882	28,963	29,676	48,964
Home equity loans and lines of credit	5,289	6,239	4,103	6,424	6,946	6,505	8,831
Installment	21	24	70	473	477	575	729
Total nonaccrual loans, excluding covered loans	69,602	76,673	83,275	99,787	103,494	98,656	112,807

Other real estate owned, excluding covered OREO	18,905	19,676	19,786	21,027	27,055	34,667	29,074

Total nonperforming assets, excluding covered assets	$ 88,507	$ 96,349	$ 103,061	$ 120,814	$ 130,549	$ 133,323	$ 141,881

Nonperforming covered assets
Nonaccrual loans	$ --	$ --	$ --	$ --	$ --	$ 422	$ 422
Other real estate owned	29,818	41,801	43,751	58,276	83,618	82,834	78,456
Total nonperforming covered assets	$ 29,818	$ 41,801	$ 43,751	$ 58,276	$ 83,618	$ 83,256	$ 78,878

Loans 90 days or more past due on
accrual status, excluding covered loans	$ 383	$ 643	$ 1,688	$ 981	$ 433	$ 2,065	$ 654

Covered loans 90 days or more past due
on accrual status	$ 63,071	$ 89,439	$ 102,268	$ 112,396	$ 140,041	$ 190,005	$ 265,175

Allowance for loan and lease losses as a percentage of:
Nonaccrual loans	425.20%	378.12%	339.03%	278.48%	259.38%	273.21%	235.87%
Total nonperforming assets,
excluding covered assets	334.38%	300.90%	273.94%	230.01%	205.62%	202.17%	187.54%
Total loans and leases,
excluding covered loans	1.79%	1.83%	1.86%	1.88%	1.96%	2.00%	2.09%

Nonaccrual loans as a percentage of total loans,
excluding covered loans	0.42%	0.48%	0.55%	0.67%	0.75%	0.73%	0.88%

Nonperforming assets, excluding covered assets, as a percentage of:
Total loans and other real estate owned,
excluding covered assets	0.53%	0.61%	0.68%	0.81%	0.95%	0.98%	1.11%
Total assets	0.30%	0.35%	0.38%	0.42%	0.50%	0.54%	0.59%
CITY NATIONAL CORPORATION
AVERAGE BALANCES AND RATES
(unaudited)

	2013
	Third Quarter		Second Quarter		First Quarter		Year to Date
	Average	Average	Average	Average	Average	Average	Average	Average
(Dollars in millions)	Balance	Rate	Balance	Rate	Balance	Rate	Balance	Rate
Assets
Interest-earning assets
Loans and leases
Commercial	$ 7,540	3.53%	$ 7,301	3.58%	$ 6,876	3.71%	$ 7,241	3.60%
Commercial real estate mortgages	3,193	3.74	2,962	4.01	2,865	4.00	3,008	3.91
Residential mortgages	4,254	3.61	4,083	3.72	3,981	3.83	4,107	3.71
Real estate construction	220	4.53	239	4.25	235	4.64	231	4.47
Home equity loans and lines of credit	684	3.56	704	3.60	712	3.68	700	3.61
Installment	149	4.30	145	4.69	140	4.22	145	4.41
Total loans and leases,
excluding covered loans	16,040	3.61	15,434	3.72	14,809	3.83	15,432	3.72
Covered loans	819	20.53	910	14.34	990	12.98	906	15.72
Total loans and leases	16,859	4.42	16,344	4.32	15,799	4.42	16,338	4.38
Due from banks - interest-bearing	611	0.26	236	0.27	193	0.24	348	0.26
Federal funds sold and securities
purchased under resale agreements	283	2.19	277	2.25	154	2.99	238	2.39
Securities	8,576	1.99	8,867	1.98	9,796	1.91	9,075	1.96
Other interest-earning assets	89	5.51	96	4.48	105	3.72	97	4.53
Total interest-earning assets	26,418	3.51	25,820	3.46	26,047	3.44	26,096	3.47
Allowance for loan and lease losses	(319)		(325)		(328)		(324)
Cash and due from banks	138		129		129		132
Other non-earning assets	1,824		1,846		1,861		1,844
Total assets	$ 28,061		$ 27,470		$ 27,709		$ 27,748

Liabilities and Equity
Interest-bearing deposits
Interest checking accounts	$ 2,289	0.07%	$ 2,173	0.07%	$ 2,217	0.08%	$ 2,227	0.07%
Money market accounts	6,286	0.11	5,759	0.11	5,692	0.11	5,914	0.11
Savings deposits	420	0.09	415	0.10	419	0.11	418	0.10
Time deposits - under $100,000	185	0.29	192	0.37	201	0.37	192	0.34
Time deposits -- $100,000 and over	586	0.39	708	0.38	604	0.42	633	0.40
Total interest-bearing deposits	9,766	0.12	9,247	0.13	9,133	0.13	9,384	0.13

Federal funds purchased and securities
sold under repurchase agreements	2	0.08	374	0.13	840	0.13	403	0.13
Other borrowings	712	6.07	928	4.74	1,452	3.21	1,028	4.34
Total interest-bearing liabilities	10,480	0.52	10,549	0.54	11,425	0.52	10,815	0.53
Noninterest-bearing deposits	14,536		13,872		13,278		13,900
Other liabilities	474		466		473		471
Total equity	2,571		2,582		2,533		2,562
Total liabilities and equity	$ 28,061		$ 27,470		$ 27,709		$ 27,748

Net interest spread		2.99%		2.92%		2.92%		2.94%
Net interest margin		3.30%		3.24%		3.21%		3.25%

Average prime rate		3.25%		3.25%		3.25%		3.25%
CITY NATIONAL CORPORATION
AVERAGE BALANCES AND RATES
(unaudited)

	2012
	Fourth Quarter		Third Quarter		Second Quarter		First Quarter		Year to Date
	Average	Average	Average	Average	Average	Average	Average	Average	Average	Average
(Dollars in millions)	Balance	Rate	Balance	Rate	Balance	Rate	Balance	Rate	Balance	Rate
Assets
Interest-earning assets
Loans and leases
Commercial	$ 6,395	3.89%	$ 6,128	3.97%	$ 5,845	4.16%	$ 5,319	3.94%	$ 5,923	3.99%
Commercial real estate mortgages	2,574	4.34	2,464	4.45	2,295	4.70	2,166	4.87	2,376	4.57
Residential mortgages	3,928	3.95	3,865	4.11	3,815	4.28	3,777	4.36	3,847	4.17
Real estate construction	236	5.33	265	5.67	311	4.31	314	5.33	281	5.13
Home equity loans and lines of credit	711	3.52	731	3.52	731	3.53	727	3.58	725	3.54
Installment	140	4.48	135	4.51	129	4.60	129	4.67	133	4.56
Total loans and leases, excluding covered loans	13,984	4.00	13,588	4.10	13,126	4.27	12,432	4.26	13,285	4.15
Covered loans	1,090	13.09	1,207	13.92	1,341	14.51	1,439	10.63	1,269	12.97
Total loans and leases	15,074	4.65	14,795	4.90	14,467	5.22	13,871	4.93	14,554	4.92
Due from banks - interest-bearing	441	0.26	247	0.26	293	0.24	167	0.22	287	0.25
Federal funds sold and securities purchased under resale agreements	191	0.29	105	0.28	137	0.28	15	0.28	112	0.28
Securities	9,653	1.91	8,631	2.16	7,755	2.37	7,929	2.40	8,496	2.19
Other interest-earning assets	109	3.75	114	2.40	117	2.39	121	2.30	115	2.69
Total interest-earning assets	25,468	3.49	23,892	3.82	22,769	4.15	22,103	3.97	23,564	3.85
Allowance for loan and lease losses	(317)		(319)		(331)		(335)		(326)
Cash and due from banks	231		184		148		141		176
Other non-earning assets	1,874		1,898		1,777		1,736		1,822
Total assets	$ 27,256		$ 25,655		$ 24,363		$ 23,645		$ 25,236

Liabilities and Equity
Interest-bearing deposits
Interest checking accounts	$ 2,098	0.08%	$ 1,981	0.09%	$ 1,890	0.10%	$ 1,952	0.11%	$ 1,981	0.10%
Money market accounts	5,907	0.11	5,838	0.11	5,856	0.13	6,018	0.15	5,904	0.13
Savings deposits	384	0.12	371	0.14	360	0.14	358	0.14	368	0.14
Time deposits - under $100,000	210	0.41	220	0.51	228	0.50	242	0.49	225	0.48
Time deposits -- $100,000 and over	605	0.44	732	0.41	733	0.45	697	0.51	692	0.45
Total interest-bearing deposits	9,204	0.14	9,142	0.14	9,067	0.16	9,267	0.18	9,170	0.15

Federal funds purchased and securities sold under repurchase agreements	15	0.12	24	0.15	4	0.11	166	0.08	52	0.09
Other borrowings	917	4.97	922	4.97	797	4.97	697	5.09	834	4.99
Total interest-bearing liabilities	10,136	0.57	10,088	0.59	9,868	0.55	10,130	0.51	10,056	0.55
Noninterest-bearing deposits	14,182		12,799		11,881		10,950		12,459
Other liabilities	506		471		380		396		438
Total equity	2,432		2,297		2,234		2,169		2,283
Total liabilities and equity	$ 27,256		$ 25,655		$ 24,363		$ 23,645		$ 25,236

Net interest spread		2.92%		3.23%		3.60%		3.46%		3.30%
Net interest margin		3.27%		3.58%		3.91%		3.74%		3.61%

Average prime rate		3.25%		3.25%		3.25%		3.25%		3.25%
CITY NATIONAL CORPORATION
CAPITAL AND CREDIT RATING DATA
(unaudited)

	2013				2012
	Third	Second	First	Year To	Fourth	Third	Second	First	Year To
	Quarter	Quarter	Quarter	Date	Quarter	Quarter	Quarter	Quarter	Date
Per Common Share:
Shares outstanding (in thousands):
Average - Basic	54,274	54,105	53,731	54,039	53,566	53,425	53,105	52,741	53,211
Average - Diluted	54,820	54,477	54,068	54,464	53,743	53,711	53,373	53,021	53,475
Period-end	53,915	53,781	53,638		53,216	53,190	52,822	52,661
Book value for shareholders	$ 44.85	$ 44.16	$ 44.50		$ 43.89	$ 43.81	$ 42.70	$ 41.77
Closing price:
High	$ 71.15	$ 63.66	$ 59.61	$ 71.15	$ 52.60	$ 54.48	$ 54.63	$ 54.44	$ 54.63
Low	64.11	54.36	51.13	51.13	47.27	48.20	46.39	45.39	45.39
Period-end	66.66	63.37	58.91		49.52	51.51	48.58	52.47

Capital Ratios (Dollars in millions):
Risk-based capital
Risk-weighted assets (1)	$ 19,977	$ 19,256	$ 18,872		$ 18,627	$ 17,174	$ 16,723	$ 15,840
Tier 1 common equity	$ 1,761	$ 1,700	$ 1,643		$ 1,578	$ 1,566	$ 1,597	$ 1,611
Percentage of risk-weighted assets (2)	8.82%	8.83%	8.71%		8.47%	9.12%	9.55%	10.17%
Tier 1 capital	$ 1,936	$ 1,875	$ 1,818		$ 1,753	$ 1,571	$ 1,602	$ 1,616
Percentage of risk-weighted assets	9.69%	9.74%	9.64%		9.41%	9.15%	9.58%	10.20%
Total capital	$ 2,532	$ 2,461	$ 2,399		$ 2,332	$ 2,133	$ 2,160	$ 2,013
Percentage of risk-weighted assets	12.67%	12.78%	12.71%		12.52%	12.42%	12.91%	12.71%
Tier 1 leverage ratio	7.07%	7.00%	6.72%		6.60%	6.29%	6.74%	6.98%

Period-end equity to period-end assets	8.91%	9.29%	9.32%		8.75%	8.88%	9.09%	9.15%
Period-end common equity to period-end assets	8.32%	8.67%	8.70%		8.16%	8.88%	9.09%	9.15%

Average equity to average assets	9.16%	9.40%	9.14%	9.23%	8.92%	8.95%	9.17%	9.17%	9.05%
Average common equity to average assets	8.55%	8.78%	8.53%	8.62%	8.59%	8.95%	9.17%	9.17%	8.96%

Period-end tangible equity to period-end tangible assets (2)	6.71%	6.96%	6.98%		6.50%	6.41%	6.88%	7.13%
Period-end tangible common equity to period-end tangible assets (2)	6.11%	6.32%	6.35%		5.89%	6.41%	6.88%	7.13%

Average tangible equity to average tangible assets (2)	6.88%	7.07%	6.82%	6.93%	6.55%	6.45%	7.01%	7.12%	6.77%
Average tangible common equity to average tangible assets (2)	6.26%	6.44%	6.19%	6.30%	6.21%	6.45%	7.01%	7.12%	6.68%

Senior Debt Credit Ratings
For The Period Ended September 30, 2013
	Moody's	Fitch	Standard & Poor's	DBRS
City National Bank	A1	A-	A-	A (high)
City National Corporation	A2	A-	BBB+	A

(1) In accordance with applicable bank regulatory guidelines, risk-weighted assets are calculated by assigning assets and credit equivalent amounts of derivatives and off-balance sheet items to one of several broad risk categories according to the obligor, or, if relevant, the guarantor or the nature of the collateral. The aggregate dollar amount in each risk category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are added together for determining risk-weighted assets.
(2) The Tier 1 common equity to risk-weighted assets ratio, tangible equity to tangible assets ratio, and tangible common equity to tangible assets ratio are non-GAAP financial measures. See pages 15 and 16 for notes on non-GAAP measures.
CITY NATIONAL CORPORATION
COMPUTATION OF BASIC AND DILUTED EARNINGS PER COMMON SHARE
(unaudited)

City National applies the two-class method of computing basic and diluted earnings per common share ("EPS"). Under the two-class method, EPS is determined for each class of common stock and participating security according to dividends declared and participation rights in undistributed earnings. The company grants restricted stock and restricted stock units under a share-based compensation plan that qualify as participating securities. The computation of basic and diluted EPS is presented in the following table:

	2013				2012					2012
	Third	Second	First	Year to	Fourth	Third	Second	First	Full	Year to
(Dollars in thousands, except per share amounts)	Quarter	Quarter	Quarter	Date	Quarter	Quarter	Quarter	Quarter	Year	Date*
Basic EPS:
Net income attributable to City National Corporation	$ 63,633	$ 59,741	$ 51,523	$ 174,897	$ 47,246	$ 59,780	$ 54,758	$ 46,265	$ 208,049	$ 160,803
Less: Dividends on preferred stock	2,407	2,406	2,406	7,219	--	--	--	--	--	--
Net income available to common shareholders	$ 61,226	$ 57,335	$ 49,117	$ 167,678	$ 47,246	$ 59,780	$ 54,758	$ 46,265	$ 208,049	$ 160,803
Less: Earnings allocated to participating securities	688	656	637	1,975	652	842	788	738	3,008	2,380
Earnings allocated to common shareholders	$ 60,538	$ 56,679	$ 48,480	$ 165,703	$ 46,594	$ 58,938	$ 53,970	$ 45,527	$ 205,041	$ 158,423

Weighted average shares outstanding	54,274	54,105	53,731	54,039	53,566	53,425	53,105	52,741	53,211	53,092

Basic earnings per common share	$ 1.12	$ 1.05	$ 0.90	$ 3.07	$ 0.87	$ 1.10	$ 1.02	$ 0.86	$ 3.85	$ 2.98

Diluted EPS:
Earnings allocated to shareholders (1)	$ 60,543	$ 56,682	$ 48,484	$ 165,716	$ 46,594	$ 58,941	$ 53,972	$ 45,530	$ 205,050	$ 158,432

Weighted average shares outstanding	54,274	54,105	53,731	54,039	53,566	53,425	53,105	52,741	53,211	53,092
Dilutive effect of equity awards	546	372	337	425	177	286	268	280	264	284
Weighted average diluted shares outstanding	54,820	54,477	54,068	54,464	53,743	53,711	53,373	53,021	53,475	53,376

Diluted earnings per common share	$ 1.10	$ 1.04	$ 0.90	$ 3.04	$ 0.87	$ 1.10	$ 1.01	$ 0.86	$ 3.83	$ 2.97

* For the nine months ended September 30, 2012.

(1) Earnings allocated to shareholders for basic and diluted EPS may differ under the two-class method as a result of adding common stock equivalents for options to dilutive shares outstanding, which alters the ratio used to allocate earnings to shareholders and participating securities for the purposes of calculating diluted EPS.
CITY NATIONAL CORPORATION
SELECTED FINANCIAL INFORMATION ON COVERED ASSETS
(unaudited)

The following table provides selected components of income and expense related to covered assets:

		2013		2012
		Third	Second	Third
(In thousands)		Quarter	Quarter	Quarter

Summary Totals
Net impairment (expense) income (Sum of A)		$ (483)	$ (1,463)	$ 2,639
Other covered asset income (expense), net		3,190	(520)	(837)
Total income (expense), net		$ 2,707	$ (1,983)	$ 1,802

Interest income (1)
Income on loans paid-off or fully charged-off		$ 25,849	$ 15,880	$ 22,164

Provision for losses on covered loans
Provision for losses on covered loans	A	2,496	(11,927)	18,089

Noninterest income related to covered assets

FDIC loss sharing (expense) income, net
Gain (loss) on indemnification asset	A	$ 2,239	$ (13,102)	$ 21,426
Indemnification asset amortization		(4,417)	(4,746)	(4,258)
Net FDIC reimbursement for OREO and loan expenses		4,582	4,995	7,612
Removal of indemnification asset for loans paid-off or fully charged-off		(9,746)	(7,650)	(9,731)
Removal of indemnification asset for unfunded loan commitments and loans transferred to OREO		(1,550)	(1,163)	(2,834)
Removal of indemnification asset for OREO and net reimbursement to FDIC for OREO sales		(2,451)	(428)	(1,219)
Loan recoveries shared with FDIC		(9,423)	(4,095)	(8,631)
Increase in FDIC clawback liability	A	(226)	(288)	(698)
Total FDIC loss sharing (expense) income, net		(20,992)	(26,477)	1,667

Gain on disposal of assets
Net gain on sale of OREO		3,064	616	1,524

Other income
Net gain on transfers of covered loans to OREO		1,936	1,445	4,907
Amortization of fair value on acquired unfunded loan
commitments		48	283	192
OREO income		731	456	428
Other		711	(318)	(632)
Total other income		3,426	1,866	4,895

Total noninterest income related to covered assets		$ (14,502)	$ (23,995)	$ 8,086

Noninterest expense related to covered assets (2)

Other real estate owned
Valuation write-downs		$ 1,556	$ 2,184	$ 4,267
Holding costs and foreclosure expense		3,607	1,894	3,522
Total other real estate owned		5,163	4,078	7,789

Legal and professional fees		969	1,701	2,541

Other operating expense
Other covered asset expenses		12	16	29

Total noninterest expense related to covered assets (3)		$ 6,144	$ 5,795	$ 10,359

Total income (expense), net		$ 2,707	$ (1,983)	$ 1,802

(1) Excludes base yield in interest income related to covered loans.
(2) OREO, legal and professional fees, and other expenses related to covered assets must meet certain FDIC criteria in order for the expense amounts to be reimbursed. Certain amounts reflected in these categories may not be reimbursed by the FDIC.
(3) Excludes personnel and other corporate overhead expenses that the company incurs to service covered assets and costs associated with the branches acquired in FDIC-assisted acquisitions.
CITY NATIONAL CORPORATION
NON-GAAP FINANCIAL MEASURES
(unaudited)

(a) Noninterest expense, excluding the operating expenses of First American Equipment Finance and Rochdale Investment Management

Noninterest expense for the nine months ended September 30, 2013 was $632.1 million, an increase of 5 percent from $603.1 million for the same period last year. Excluding the operating expenses of First American Equipment Finance (acquired at the end of April 2012) and Rochdale Investment Management (acquired in July 2012), noninterest expense was $585.4 million for the nine months ended September 30, 2013, slightly down from $587.6 million for the nine months ended September 30, 2012. Management believes this non-GAAP financial measure enhances the comparability of the financial results with prior periods.

(b) Return on average tangible common equity ratio (annualized)

Return on average tangible common equity is a non-GAAP financial measure that represents the return on average common equity excluding goodwill and other intangible assets and their related amortization expense. Management reviews this measure in evaluating the company's performance and believes that investors may find it useful to evaluate the return on average common equity without the impact of goodwill and other intangible assets. A reconciliation of the GAAP to non-GAAP measure is set forth below:

	2013				2012					2012
	Third	Second	First	Year to	Fourth	Third	Second	First	Full	Year to
(Dollars in thousands)	Quarter	Quarter	Quarter	Date	Quarter	Quarter	Quarter	Quarter	Year	Date*
Net income available to common shareholders	$ 61,226	$ 57,335	$ 49,117	$ 167,678	$ 47,246	$ 59,780	$ 54,758	$ 46,265	$ 208,049	$ 160,803
Add: Amortization of intangibles, net of tax	1,124	1,123	1,124	3,371	1,124	1,124	883	1,097	4,228	3,104
Tangible net income available to common shareholders (A)	$ 62,350	$ 58,458	$ 50,241	$ 171,049	$ 48,370	$ 60,904	$ 55,641	$ 47,362	$ 212,277	$ 163,907

Average common equity	$ 2,400,624	$ 2,412,148	$ 2,363,507	$ 2,392,229	$ 2,341,763	$ 2,296,754	$ 2,234,411	$ 2,168,748	$ 2,260,740	$ 2,233,536
Less: Goodwill and other intangibles	(686,091)	(687,997)	(689,932)	(687,993)	(690,975)	(687,224)	(566,989)	(522,182)	(617,237)	(592,479)
Tangible common equity (B)	$ 1,714,533	$ 1,724,151	$ 1,673,575	$ 1,704,236	$ 1,650,788	$ 1,609,530	$ 1,667,422	$ 1,646,566	$ 1,643,503	$ 1,641,057

Return on average tangible common equity (A)/(B)	14.43%	13.60%	12.17%	13.42%	11.66%	15.05%	13.42%	11.57%	12.92%	13.34%

* For the nine months ended September 30, 2012.

(c ) Tier 1 common equity to risk-weighted assets

Tier 1 common equity to risk-weighted assets ratio, also known as Tier 1 common ratio, is calculated by dividing (a) Tier 1 capital less non-common components including qualifying perpetual preferred stock, qualifying noncontrolling interest in subsidiaries and qualifying trust preferred securities by (b) risk-weighted assets. Tier 1 capital and risk-weighted assets are calculated in accordance with applicable bank regulatory guidelines. This ratio is a non-GAAP measure that is used by investors, analysts and bank regulatory agencies to assess the capital position of financial services companies. Management reviews this measure in evaluating the company's capital levels and has included this ratio in response to market participants' interest in the Tier 1 common equity to risk-weighted assets ratio.

	2013			2012
	Third	Second	First	Fourth	Third	Second	First
(Dollars in thousands)	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter
Tier 1 capital	$ 1,936,191	$ 1,874,999	$ 1,818,367	$ 1,753,312	$ 1,570,778	$ 1,602,398	$ 1,616,099
Less: Preferred stock	(169,920)	(169,920)	(169,920)	(169,920)	--	--	--
Less: Trust preferred securities	(5,155)	(5,155)	(5,155)	(5,155)	(5,155)	(5,155)	(5,155)
Tier 1 common equity (A)	$ 1,761,116	$ 1,699,924	$ 1,643,292	$ 1,578,237	$ 1,565,623	$ 1,597,243	$ 1,610,944

Risk-weighted assets (B)	$19,977,106	$19,255,862	$18,872,451	$18,627,165	$17,174,382	$16,722,999	$15,839,944

Tier 1 common equity to risk-weighted assets (A)/(B)	8.82%	8.83%	8.71%	8.47%	9.12%	9.55%	10.17%

Under Basel III capital rules, the Company's estimated Tier 1 common equity ratio was 8.6 percent at September 30, 2013. This ratio was estimated based on management's interpretation of final rules adopted July 2, 2013, by the Federal Reserve Board establishing a new comprehensive capital framework for U.S. banking organizations that would implement the Basel III capital framework and certain provisions of the Dodd-Frank Act. Under management's interpretation of Basel III, estimated Tier 1 common equity was $1.8 billion and estimated risk-weighted assets were $20.7 billion.
CITY NATIONAL CORPORATION
NON-GAAP FINANCIAL MEASURES (continued)
(unaudited)

(d) Tangible equity and tangible common equity ratios

Tangible equity to tangible assets is a non-GAAP financial measure that represents total equity less identifiable intangible assets and goodwill divided by total assets less identifiable intangible assets and goodwill. Tangible common equity to tangible assets is a non-GAAP financial measure that represents tangible equity less preferred stock divided by total assets less identifiable intangible assets and goodwill. Management reviews both these measures in evaluating the company's capital levels and has included these ratios in response to market participant interest in tangible equity and tangible common equity as a measure of capital. A reconciliation of the GAAP to non-GAAP measure is set forth below:

	2013				2012
	Third	Second	First	Year to	Fourth	Third	Second	First	Year to
(Dollars in thousands)	Quarter	Quarter	Quarter	Date	Quarter	Quarter	Quarter	Quarter	Date
Period End:
Total equity	$ 2,587,888	$ 2,544,768	$ 2,556,889		$ 2,505,318	$ 2,330,324	$ 2,255,365	$ 2,199,565
Less: Goodwill and other intangibles	(684,965)	(686,897)	(688,829)		(690,761)	(691,765)	(589,114)	(521,717)
Tangible equity (A)	1,902,923	1,857,871	1,868,060		1,814,557	1,638,559	1,666,251	1,677,848
Less: Preferred stock	(169,920)	(169,920)	(169,920)		(169,920)	--	--	--
Tangible common equity (B)	$ 1,733,003	$ 1,687,951	$ 1,698,140		$ 1,644,637	$ 1,638,559	$ 1,666,251	$ 1,677,848

Total assets	$ 29,059,404	$ 27,379,502	$ 27,433,754		$ 28,618,492	$ 26,251,528	$ 24,801,973	$ 24,038,489
Less: Goodwill and other intangibles	(684,965)	(686,897)	(688,829)		(690,761)	(691,765)	(589,114)	(521,717)
Tangible assets (C)	$ 28,374,439	$ 26,692,605	$ 26,744,925		$ 27,927,731	$ 25,559,763	$ 24,212,859	$ 23,516,772

Period-end tangible equity to period-end tangible assets (A)/(C)	6.71%	6.96%	6.98%		6.50%	6.41%	6.88%	7.13%
Period-end tangible common equity to period-end tangible assets (B)/(C)	6.11%	6.32%	6.35%		5.89%	6.41%	6.88%	7.13%

Average Balance:
Total equity	$ 2,570,544	$ 2,582,068	$ 2,533,427	$ 2,562,149	$ 2,432,264	$ 2,296,754	$ 2,234,411	$ 2,168,748	$ 2,283,489
Less: Goodwill and other intangibles	(686,091)	(687,997)	(689,932)	(687,993)	(690,975)	(687,224)	(566,989)	(522,182)	(617,237)
Tangible equity (D)	1,884,453	1,894,071	1,843,495	1,874,156	1,741,289	1,609,530	1,667,422	1,646,566	1,666,252
Less: Preferred stock	(169,920)	(169,920)	(169,920)	(169,920)	(90,501)	--	--	--	(22,749)
Tangible common equity (E)	$ 1,714,533	$ 1,724,151	$ 1,673,575	$ 1,704,236	$ 1,650,788	$ 1,609,530	$ 1,667,422	$ 1,646,566	$ 1,643,503

Total assets	$ 28,061,134	$ 27,469,581	$ 27,709,159	$ 27,747,914	$ 27,255,859	$ 25,654,594	$ 24,362,546	$ 23,644,899	$ 25,236,172
Less: Goodwill and other intangibles	(686,091)	(687,997)	(689,932)	(687,993)	(690,975)	(687,224)	(566,989)	(522,182)	(617,237)
Tangible assets (F)	$ 27,375,043	$ 26,781,584	$ 27,019,227	$ 27,059,921	$ 26,564,884	$ 24,967,370	$ 23,795,557	$ 23,122,717	$ 24,618,935

Average tangible equity to average tangible assets (D)/(F)	6.88%	7.07%	6.82%	6.93%	6.55%	6.45%	7.01%	7.12%	6.77%

Average tangible common equity to average tangible assets (E)/(F)	6.26%	6.44%	6.19%	6.30%	6.21%	6.45%	7.01%	7.12%	6.68%
CONTACT: Financial/Investors
         Christopher J. Carey, City National, 310.888.6777
         Chris.Carey@cnb.com

         Media
         Cary Walker, City National, 213.673.7615
         Cary.Walker@cnb.com